Exhibit 99.1

Allure at Scripps Ranch | *San Diego, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

FIRST QUARTER 2024

ESSEX
PROPERTY TRUST, INC.

First Quarter 2024
Earnings Release and Supplemental Data

Table of Contents

Earnings Press Release	Pages 1 - 9
Consolidated Operating Results	S-1 & S-2
Consolidated Funds from Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6
Portfolio Summary by County	S-7
Operating Income by Quarter	S-8
Same-Property Revenue Results by County, Quarter-to-Date	S-9
Same-Property Operating Expenses, Quarter-to-Date	S-10
Capital Expenditures	S-11
Co-Investments and Preferred Equity Investments	S-12
Assumptions for 2024 FFO Guidance Range	S-13
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-13.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-14
Same-Property Delinquencies, Operating Statistics, and Revenue Growth on a GAAP basis	S-15
2024E Economic and Supply Forecast	S-16
Components to First Quarter 2024 and Full-Year 2024E Same-Property Revenue Growth	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces First Quarter 2024 Results and
Raises Full-Year 2024 Guidance

San Mateo, California—April 30, 2024—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2024 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended March 31, 2024 are detailed below.

	Three Months Ended March 31,		%
	2024	2023	Change
Per Diluted Share
Net Income	$4.25	$2.38	78.6%
Total FFO	$4.60	$3.80	21.1%
Core FFO	$3.83	$3.65	4.9%

First Quarter 2024 Highlights:
•
Reported Net Income per diluted share for the first quarter of 2024 of $4.25, compared to $2.38 in the first quarter of 2023. The increase is largely attributable to a gain on remeasurement of co-investments recognized in the first quarter of 2024.

•
Grew Core FFO per diluted share by 4.9% compared to the first quarter of 2023, exceeding the midpoint of the Company’s guidance range by $0.09. The outperformance was primarily driven by favorable same-property revenue growth.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 3.6% and 3.0%, respectively, compared to the first quarter of 2023. On a sequential basis, same-property revenues improved 0.6%.

•
Acquired its joint venture partner’s 49.9% interest in four apartment communities for a total purchase price of $505.0 million on a gross basis. The Company expects to achieve an acquisition yield of 5.9%.

•	Issued $350.0 million of 10-year senior unsecured notes due in April 2034 bearing an interest rate of 5.50% per annum and an effective yield of 5.52%.

•	Increased the dividend by 6.1% to an annual distribution of $9.80 per common share, the Company’s 30th consecutive annual increase.

•	Raised full-year 2024 guidance range as detailed in the table below:

Full-Year 2024 Revised Guidance	Revised Range	Revised Midpoint	Change at Midpoint
Net Income per diluted share	$8.04 - $8.44	$8.24	+$2.92
Core FFO per diluted share	$15.03 - $15.43	$15.23	+$0.20
Same-Property Revenues	1.50% to 3.00%	2.25%	+0.55%
Same-Property NOI	0.00% to 2.80%	1.40%	+0.80%

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023, and the sequential percentage change for the quarter ended March 31, 2024 compared to the quarter ended December 31, 2023, by submarket for the Company:

	Q1 2024 vs. Q1 2023	Q1 2024 vs. Q4 2023	% of Total
	Revenue Change	Revenue Change	Q1 2024 Revenues
Southern California
Los Angeles County	2.2%	0.7%	18.3%
Orange County	5.6%	1.0%	10.5%
San Diego County	7.2%	1.2%	9.0%
Ventura County	7.4%	1.8%	4.1%
Total Southern California	4.6%	1.0%	41.9%
Northern California
Santa Clara County	3.6%	0.7%	19.3%
Alameda County	1.5%	0.5%	7.6%
San Mateo County	4.1%	-1.8%	5.9%
Contra Costa County	3.1%	-0.4%	5.3%
San Francisco	1.9%	0.5%	2.5%
Total Northern California	3.1%	0.1%	40.6%
Seattle Metro	2.5%	0.8%	17.5%
Same-Property Portfolio	3.6%	0.6%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year and sequential basis for the quarter ended March 31, 2024.

Same-Property Revenue Components	Q1 2024 vs. Q1 2023	Q1 2024 vs. Q4 2023
Scheduled Rents	2.2%	0.2%
Delinquencies	0.8%	0.1%
Cash Concessions	0.3%	-0.1%
Vacancy	-0.5%	0.1%
Other Income	0.8%	0.3%
Q1 2024 Same-Property Revenue Growth	3.6%	0.6%

	Year-Over-Year Change
	Q1 2024 compared to Q1 2023
	Revenues	Operating Expenses	NOI
Southern California	4.6%	2.2%	5.6%
Northern California	3.1%	8.4%	0.9%
Seattle Metro	2.5%	4.0%	1.9%
Same-Property Portfolio	3.6%	5.0%	3.0%

	Sequential Change
	Q1 2024 compared to Q4 2023
	Revenues	Operating Expenses	NOI
Southern California	1.0%	2.2%	0.5%
Northern California	0.1%	3.9%	-1.5%
Seattle Metro	0.8%	5.5%	-1.0%
Same-Property Portfolio	0.6%	3.4%	-0.6%

	Financial Occupancies
	Quarter Ended
	3/31/2024	12/31/2023	3/31/2023
Southern California	96.0%	95.9%	96.8%
Northern California	96.2%	96.2%	96.7%
Seattle Metro	97.0%	96.5%	96.6%
Same-Property Portfolio	96.3%	96.1%	96.7%

Investment Activity

Real Estate

In March 2024, the Company acquired its joint venture partner’s 49.9% interest in the BEXAEW portfolio, comprising four communities totaling 1,480 apartment homes, for a total purchase price of $505.0 million on a gross basis. Concurrent with the closing, the Company repaid $219.9 million of secured debt bearing an effective rate of approximately 6.7% at closing and consolidated the communities on the Company’s financial statements. The acquisition was funded by the Company’s senior unsecured notes issued at a 5.5% rate in March 2024 and free cash flow. The Company expects to achieve an acquisition yield of 5.9%. The Company recognized $1.5 million in promote income in the first quarter of 2024, which has been excluded from Core FFO. In addition, the Company recorded a gain on remeasurement of co-investments of $138.3 million in the first quarter of 2024, which has been excluded from Total and Core FFO.

Other Investments

Subsequent to quarter end, the Company accepted the third-party sponsor’s common equity interest affiliated with its $14.7 million preferred equity investment in a stabilized community comprising 75 apartment homes located in Sunnyvale, CA. Concurrent with the closing, the Company unencumbered the property and consolidated the community on the Company’s financial statements at a $46.6 million valuation. The Company placed the preferred equity investment on non-accrual in the fourth quarter of 2023 and recorded a $3.7 million non-cash impairment related to the investment in the first quarter of 2024. The non-cash impairment does not impact Total or Core FFO.

Development Activity

During the first quarter of 2024, the Company’s co-investment development LIVIA at Scripps Ranch, comprising 264 apartment homes located in San Diego, CA, reached stabilization.

Liquidity and Balance Sheet

Common Stock

Year-to-date through April 29, 2024, the Company has not issued any shares of common stock through its equity distribution program or repurchased any shares through its stock repurchase plan. As of April 29, 2024, the Company had $302.7 million of purchase authority remaining under its stock repurchase plan.

Balance Sheet

In March 2024, the Company issued $350.0 million of 10-year senior unsecured notes due in April 2034 bearing an interest rate of 5.50% per annum and an effective yield of 5.52%. The proceeds were used in part to fund the Company’s acquisition during the quarter, and the remainder of the proceeds will be used to repay the Company’s senior unsecured notes due in May 2024.

As of April 29, 2024, the Company had approximately $1.5 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the first quarter of 2024, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2023 earnings release for Core FFO by $0.09 per diluted share. The better-than-expected results primarily relate to favorable same-property revenue growth driven by lower delinquency and higher other property income.

The following table provides a reconciliation of first quarter 2024 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s fourth quarter 2023 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q1 2024	$3.74
NOI from Consolidated Communities	0.06
One-Time Commercial Lease Break Fees	0.02
G&A and Other	0.01
Core FFO per diluted share for Q1 2024 reported	$3.83

The table below provides key updates to the Company’s 2024 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth.

2024 Full-Year and Second Quarter Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$5.05 - $5.59	$5.32	$8.04 - $8.44	$8.24	+$2.92
Total FFO	$14.46 - $15.00	$14.73	$15.53 - $15.93	$15.73	+$1.00
Core FFO	$14.76 - $15.30	$15.03	$15.03 - $15.43	$15.23	+$0.20
Q2 2024 Core FFO	-	-	$3.77 - $3.89	$3.83	-

Same-Property Growth on a Cash-Basis(1)
Revenues	0.70% to 2.70%	1.70%	1.50% to 3.00%	2.25%	+0.55%
Operating Expenses	3.50% to 5.00%	4.25%	3.50% to 5.00%	4.25%	-
NOI	-1.10% to 2.30%	0.60%	0.00% to 2.80%	1.40%	+0.80%

(1)	The midpoint of the Company’s same-property revenues and NOI on a GAAP basis are 2.40% and 1.60%, respectively, representing a 0.60% and 0.90% increase to the Company’s original guidance midpoints.

For additional details regarding the Company’s 2024 Core FFO guidance range, please see page S-13 of the accompanying supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, May 1, 2024 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2024 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13745754. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum in New York from June 4-5, 2024. The Company’s President and Chief Executive Officer, Angela L. Kleiman, will present at the conference on June 4, 2024 at 11:45 a.m. Eastern Time. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 254 apartment communities comprising approximately 62,000 apartment homes. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2024 and 2023 (dollars in thousands, except for share and per share amounts):

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders	2024	2023
Net income available to common stockholders	$272,731	$153,532
Adjustments:
Depreciation and amortization	139,733	136,347
Gains not included in FFO	(138,326)	(59,238)
Casualty loss	-	433
Impairment loss from unconsolidated co-investments	3,726	-
Depreciation and amortization from unconsolidated co-investments	18,470	17,609
Noncontrolling interest related to Operating Partnership units	9,599	5,404
Depreciation attributable to third party ownership and other	(389)	(359)
Funds from Operations attributable to common stockholders and unitholders	$305,544	$253,728
FFO per share – diluted	$4.60	$3.80
Expensed acquisition and investment related costs	$68	$339
Tax expense (benefit) on unconsolidated co-investments (1)	49	(900)
Realized and unrealized gains on marketable securities, net	(3,351)	(1,280)
Provision for credit losses	47	18
Equity (income) loss from non-core co-investments (2)	(5,870)	94
Co-investment promote income	(1,531)	-
General and administrative and other, net	2,541	266
Insurance reimbursements, legal settlements, and other, net (3)	(42,814)	(8,504)
Core Funds from Operations attributable to common stockholders and unitholders	$254,683	$243,761
Core FFO per share – diluted	$3.83	$3.65
Weighted average number of shares outstanding diluted (4)	66,470,819	66,725,582

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company’s share of co-investment income or loss from technology co-investments.
(3)	Includes legal settlement gains of $42.5 million and $7.7 million for the three months ended March 31, 2024 and 2023, respectively.
(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2024	2023
Earnings from operations	$132,359	$187,385
Adjustments:
Corporate-level property management expenses	11,731	11,432
Depreciation and amortization	139,733	136,347
Management and other fees from affiliates	(2,713)	(2,765)
General and administrative	17,171	15,311
Expensed acquisition and investment related costs	68	339
Casualty loss	-	433
Gain on sale of real estate and land	-	(59,238)
NOI	298,349	289,244
Less: Non-same property NOI	(11,990)	(11,266)
Same-Property NOI	$286,359	$277,978

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s second quarter and full-year 2024 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: assumptions related to our second quarter and full-year 2024 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain our investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenues:
Rental and other property	$424,215	$409,656
Management and other fees from affiliates	2,713	2,765
	426,928	412,421

Expenses:
Property operating	125,866	120,412
Corporate-level property management expenses	11,731	11,432
Depreciation and amortization	139,733	136,347
General and administrative	17,171	15,311
Expensed acquisition and investment related costs	68	339
Casualty loss	-	433
	294,569	284,274
Gain on sale of real estate and land	-	59,238
Earnings from operations	132,359	187,385
Interest expense, net (1)	(55,137)	(50,012)
Interest and other income	57,275	12,450
Equity income from co-investments	12,366	10,871
Tax (expense) benefit on unconsolidated co-investments	(49)	900
Gain on remeasurement of co-investment	138,326	-
Net income	285,140	161,594
Net income attributable to noncontrolling interest	(12,409)	(8,062)
Net income available to common stockholders	$272,731	$153,532

Net income per share - basic	$4.25	$2.38

Shares used in income per share - basic	64,205,086	64,458,535

Net income per share - diluted	$4.25	$2.38

Shares used in income per share - diluted	64,212,006	64,459,689

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended
	March 31,
	2024	2023

Rental and other property
Rental income	$417,236	$404,635
Other property	6,979	5,021
Rental and other property	$424,215	$409,656

Property operating expenses
Real estate taxes	$46,920	$46,530
Administrative	13,809	12,154
Maintenance and repairs	14,850	14,585
Personnel costs	23,792	22,909
Utilities	26,495	24,234
Property operating expenses	$125,866	$120,412

Interest and other income
Marketable securities and other income	$11,175	$3,283
Realized and unrealized gains on marketable securities, net	3,351	1,280
Provision for credit losses	(47)	(18)
Insurance reimbursements, legal settlements, and other, net	42,796	7,905
Interest and other income	$57,275	$12,450

Equity income from co-investments
Equity loss from co-investments	$(3,552)	$(2,951)
Income from preferred equity investments	12,225	13,317
Equity income (loss) from non-core co-investments	5,870	(94)
Insurance reimbursements, legal settlements, and other, net	18	599
Impairment loss from unconsolidated co-investment	(3,726)	-
Co-investment promote income	1,531	-
Equity income from co-investments	$12,366	$10,871

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$9,599	$5,404
DownREIT limited partners' distributions	2,292	2,168
Third-party ownership interest	518	490
Noncontrolling interest	$12,409	$8,062

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended March 31,
	2024	2023	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$272,731	$153,532
Adjustments:
Depreciation and amortization	139,733	136,347
Gains not included in FFO	(138,326)	(59,238)
Casualty loss	-	433
Impairment loss from unconsolidated co-investments	3,726	-
Depreciation and amortization from unconsolidated co-investments	18,470	17,609
Noncontrolling interest related to Operating Partnership units	9,599	5,404
Depreciation attributable to third party ownership and other (2)	(389)	(359)
Funds from operations attributable to common stockholders and unitholders	$305,544	$253,728
FFO per share-diluted	$4.60	$3.80	21.1%
Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$68	$339
Tax expense (benefit) on unconsolidated co-investments (3)	49	(900)
Realized and unrealized gains on marketable securities, net	(3,351)	(1,280)
Provision for credit losses	47	18
Equity (income) loss from non-core co-investments (4)	(5,870)	94
Co-investment promote income	(1,531)	-
General and administrative and other, net	2,541	266
Insurance reimbursements, legal settlements, and other, net (5)	(42,814)	(8,504)
Core funds from operations attributable to common stockholders and unitholders	$254,683	$243,761
Core FFO per share-diluted	$3.83	$3.65	4.9%
Weighted average number of shares outstanding diluted (6)	66,470,819	66,725,582

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three months ended March 31, 2024 was $0.9 million.
(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment income or loss from technology co-investments.
(5)	Includes legal settlement gains of $42.5 million and $7.7 million for the three months ended March 31, 2024 and 2023, respectively.
(6)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2024	December 31, 2023
Real Estate:
Land and land improvements	$3,138,093	$3,036,912
Buildings and improvements	13,535,431	13,098,311
	16,673,524	16,135,223
Less: accumulated depreciation	(5,803,797)	(5,664,931)
	10,869,727	10,470,292
Real estate under development	24,631	23,724
Co-investments	1,062,575	1,061,733
	11,956,933	11,555,749
Cash and cash equivalents, including restricted cash	507,870	400,334
Marketable securities	91,295	87,795
Notes and other receivables	183,040	174,621
Operating lease right-of-use assets	62,858	63,757
Prepaid expenses and other assets	83,189	79,171
Total assets	$12,885,185	$12,361,427

Unsecured debt, net	$5,666,604	$5,318,531
Mortgage notes payable, net	886,388	887,204
Distributions in excess of investments in co-investments	63,806	65,488
Operating lease liabilities	64,097	65,091
Other liabilities	448,345	398,930
Total liabilities	7,129,240	6,735,244
Redeemable noncontrolling interest	32,192	32,205
Equity:
Common stock	6	6
Additional paid-in capital	6,658,882	6,656,720
Distributions in excess of accumulated earnings	(1,152,136)	(1,267,536)
Accumulated other comprehensive income, net	41,279	33,556
Total stockholders' equity	5,548,031	5,422,746
Noncontrolling interest	175,722	171,232
Total equity	5,723,753	5,593,978
Total liabilities and equity	$12,885,185	$12,361,427

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - March 31, 2024
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds public - fixed rate	$5,400,000	3.4%	7.1	2024 (2)	$400,000	$2,347	$402,347	4.0%	6.1%
Term loan (1)	300,000	4.2%	3.6	2025	500,000	133,054	633,054	3.5%	9.6%
Unamortized discounts and debt				2026	450,000	99,405	549,405	3.5%	8.3%
issuance costs, net	(33,396)	-	-	2027 (1)	650,000	153,955	803,955	4.0%	12.2%
Total unsecured debt, net	5,666,604	3.4%	6.9	2028	450,000	68,332	518,332	2.2%	7.9%
Mortgage Notes Payable, net				2029	500,000	1,456	501,456	4.1%	7.6%
Fixed rate - secured (2)	666,525	4.3%	5.6	2030	550,000	1,592	551,592	3.1%	8.4%
Variable rate - secured (3)	222,505	4.2%	13.8	2031	600,000	1,740	601,740	2.3%	9.1%
Unamortized premiums and debt				2032	650,000	1,903	651,903	2.6%	10.0%
issuance costs, net	(2,642)	-	-	2033	-	330,126	330,126	5.0%	5.0%
Total mortgage notes payable, net	886,388	4.3%	7.6	2034	350,000	2,275	352,275	5.6%	5.3%
Unsecured Lines of Credit				Thereafter	600,000	92,845	692,845	3.7%	10.5%
Line of credit (4)	-	6.3%	N/A	Subtotal	5,700,000	889,030	6,589,030	3.5%	100.0%
Line of credit (5)	-	6.3%	N/A	Debt Issuance Costs	(26,841)	(2,966)	(29,807)	-	-
Total lines of credit	-	6.3%	N/A	(Discounts)/Premiums	(6,555)	324	(6,231)	-	-
Total debt, net	$6,552,992	3.5%	7.0	Total	$5,666,604	$886,388	$6,552,992	3.5%	100.0%

(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)
The Company’s $400.0 million unsecured public bonds due May 2024 are scheduled to be repaid at maturity with proceeds from the Company’s $298.0 million 10-year secured loans financed in July 2023 and a portion of the $350.0 million unsecured public bond issuance completed in March 2024.

(3)	$222.5 million of variable rate debt is tax exempt to the note holders.
(4)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(5)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2024
(Dollars and shares in thousands, except per share amounts)
Capitalization Data					Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,552,992
Common stock and potentially dilutive securities					Debt to Total Assets:	35%	< 65%
Common stock outstanding			64,209
Limited partnership units (1)			2,259		Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			7
Total shares of common stock and potentially dilutive securities			66,475		Interest Coverage:	561%	> 150%

Common stock price per share as of March 28, 2024			$244.81		Unsecured Debt Ratio (2):	283%	> 150%

Total equity capitalization			$16,273,745

Total market capitalization			$22,826,737		Selected Credit Ratios (3)	Actual

Ratio of debt to total market capitalization			28.7%		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.4

Credit Ratings					Unencumbered NOI to Adjusted Total NOI:	93%
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1)	Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2)	Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3)	Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

 See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of March 31, 2024

	Apartment Homes			Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Total	Consolidated	Unconsolidated Co-investments (3)	Total (4)	Consolidated	Unconsolidated Co-investments (3)	Total (4)
Southern California
Los Angeles County	9,542	1,586	11,128	$2,675	$2,561	$2,665	17.2%	16.5%	17.1%
Orange County	5,843	500	6,343	2,756	2,554	2,747	10.9%	5.6%	10.5%
San Diego County	5,442	443	5,885	2,603	3,018	2,622	9.9%	4.7%	9.5%
Ventura County and Other	2,435	693	3,128	2,373	2,779	2,428	4.7%	9.0%	5.0%
Total Southern California	23,262	3,222	26,484	2,645	2,664	2,646	42.7%	35.8%	42.1%

Northern California
Santa Clara County (5)	8,749	1,774	10,523	2,986	2,929	2,980	19.8%	20.7%	19.9%
Alameda County	3,959	1,512	5,471	2,590	2,584	2,589	6.9%	15.9%	7.6%
San Mateo County	2,561	195	2,756	3,086	3,689	3,109	5.4%	2.6%	5.2%
Contra Costa County	2,619	-	2,619	2,701	-	2,701	5.3%	0.0%	4.9%
San Francisco	1,356	537	1,893	2,867	3,259	2,932	2.4%	6.1%	2.7%
Total Northern California	19,244	4,018	23,262	2,871	2,868	2,870	39.8%	45.3%	40.3%

Seattle Metro	10,555	1,970	12,525	2,171	2,107	2,165	17.5%	18.9%	17.6%

Total	53,061	9,210	62,271	$2,634	$2,634	$2,634	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended March 31, 2024, divided by the number of apartment homes as of March 31, 2024.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2024. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Co-investment amounts weighted for Company's pro rata share.
(4)	At Company's pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q1 '24	Q4 '23	Q3 '23	Q2 '23	Q1 '23

Rental and other property revenues:
Same-property	50,884	$409,819	$407,335	$405,412	$401,065	$395,520
Acquisitions (2)	1,553	1,598	429	383	225	-
Development (3)	-	-	-	-	-	-
Redevelopment	178	1,541	1,536	1,564	1,595	1,537
Non-residential/other, net (4)	446	11,320	10,695	10,433	11,055	12,023
Straight-line rent concessions (5)	-	(63)	(1,050)	(1,394)	(675)	576
Total rental and other property revenues	53,061	424,215	418,945	416,398	413,265	409,656

Property operating expenses:
Same-property		123,460	119,371	121,326	116,194	117,542
Acquisitions (2)		479	153	137	90	-
Development (3)		-	-	-	-	-
Redevelopment		718	742	634	674	788
Non-residential/other, net (4) (6)		1,209	1,681	1,799	2,266	2,082
Total property operating expenses		125,866	121,947	123,896	119,224	120,412

Net operating income (NOI):
Same-property		286,359	287,964	284,086	284,871	277,978
Acquisitions (2)		1,119	276	246	135	-
Development (3)		-	-	-	-	-
Redevelopment		823	794	930	921	749
Non-residential/other, net (4)		10,111	9,014	8,634	8,789	9,941
Straight-line rent concessions (5)		(63)	(1,050)	(1,394)	(675)	576
Total NOI		$298,349	$296,998	$292,502	$294,041	$289,244

Same-property metrics
Operating margin		70%	71%	70%	71%	70%
Annualized turnover (7)		37%	40%	48%	45%	38%
Financial occupancy (8)		96.3%	96.1%	96.4%	96.6%	96.7%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2023.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2023.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - First Quarter 2024 vs. First Quarter 2023 and Fourth Quarter 2023
(Dollars in thousands, except average monthly rental rates)

		Q1 '24 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes		Q1 '24	Q1 '23	% Change	Q1 '24	Q1 '23	% Change	Q1 '24	Q1 '23	% Change	Q4 '23	% Change

Southern California
Los Angeles County	9,542	17.5%	$2,675	$2,642	1.2%	95.5%	96.5%	-1.0%	$75,270	$73,630	2.2%	$74,731	0.7%
Orange County	5,193	11.0%	2,756	2,638	4.5%	96.1%	96.7%	-0.6%	43,136	40,842	5.6%	42,715	1.0%
San Diego County	4,584	9.6%	2,606	2,458	6.0%	96.6%	97.5%	-0.9%	36,713	34,257	7.2%	36,277	1.2%
Ventura County	2,254	4.4%	2,366	2,244	5.4%	96.7%	96.8%	-0.1%	16,703	15,558	7.4%	16,408	1.8%
Total Southern California	21,573	42.5%	2,648	2,560	3.4%	96.0%	96.8%	-0.8%	171,822	164,287	4.6%	170,131	1.0%

Northern California
Santa Clara County	8,653	19.8%	2,977	2,921	1.9%	96.7%	96.7%	0.0%	78,893	76,135	3.6%	78,368	0.7%
Alameda County	3,959	7.0%	2,590	2,592	-0.1%	95.4%	96.9%	-1.5%	31,161	30,699	1.5%	30,995	0.5%
San Mateo County	2,561	5.5%	3,086	3,029	1.9%	95.7%	96.3%	-0.6%	24,186	23,235	4.1%	24,634	-1.8%
Contra Costa County	2,619	5.4%	2,701	2,642	2.2%	96.3%	96.9%	-0.6%	21,735	21,080	3.1%	21,818	-0.4%
San Francisco	1,178	2.1%	2,832	2,817	0.5%	96.1%	95.7%	0.4%	10,238	10,046	1.9%	10,183	0.5%
Total Northern California	18,970	39.8%	2,864	2,822	1.5%	96.2%	96.7%	-0.5%	166,213	161,195	3.1%	165,998	0.1%

Seattle Metro	10,341	17.7%	2,171	2,157	0.6%	97.0%	96.6%	0.4%	71,784	70,038	2.5%	71,206	0.8%

Total Same-Property	50,884	100.0%	$2,631	$2,576	2.1%	96.3%	96.7%	-0.4%	$409,819	$395,520	3.6%	$407,335	0.6%

 See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of March 31, 2024 and 2023
(Dollars in thousands)

Based on 50,884 apartment homes

	Q1 '24	Q1 '23	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$44,852	$44,593	0.6%	36.3%
Utilities	25,699	23,539	9.2%	20.8%
Personnel costs	22,946	22,136	3.7%	18.6%
Maintenance and repairs	14,414	14,175	1.7%	11.7%
Administrative	7,100	6,642	6.9%	5.8%
Insurance and other	8,449	6,457	30.9%	6.8%
Total same-property operating expenses	$123,460	$117,542	5.0%	100.0%

 See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - March 31, 2024 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 '24	Trailing 4 Quarters

Same-property portfolio	$9,911	$54,783
Non-same property portfolio	369	1,341
Total revenue generating capital expenditures	$10,280	$56,124

Number of same-property interior renovations	255	1,844
Number of total consolidated interior renovations	264	1,878

Non-Revenue Generating Capital Expenditures (3)	Q1 '24	Trailing 4 Quarters

Non-revenue generating capital expenditures	$22,939	$136,586
Average apartment homes in quarter	52,317	51,749
Capital expenditures per apartment homes in the quarter	$438	$2,639

(1)	The Company incurred $4.5 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q1 2024.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - March 31, 2024
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended March 31, 2024

Operating and Other Non-Consolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,976	$2,155,384	$1,437,130	$145,918	3.5%	2.6	$29,298
BEXAEW (3), BEX II, BEX IV, and 500 Folsom	50%	1,603	940,247	325,025	213,998	4.2%	12.7	15,840
Other (4)	52%	1,631	670,215	497,025	86,542	4.6%	8.0	8,459
Total Operating and Other Non-Consolidated Joint Ventures		9,210	$3,765,846	$2,259,180	$446,458	3.8%	5.2	$53,597

								Essex Portion of NOI and Expenses
NOI								$28,637
Depreciation								(18,470)
Interest expense and other								(13,719)
Equity income from non-core co-investments								5,870
Insurance reimbursements, legal settlements, and other, net								18
Co-investment promote income								1,531
Net income from operating and other co-investments								$3,867

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$12,225
Impairment loss from unconsolidated co-investment								(3,726)
Preferred Equity Investments (5)					$552,311	9.8%	1.9	$8,499

Total Co-investments					$998,769			$12,366

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)	As of March 31, 2024, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $59.6 million due to distributions received in excess of the Company's investment.
(3)
In March 2024, the Company acquired BEXAEW LLC's 49.9% interest in four communities totaling 1,480 apartment homes. The NOI included in the three months ended March 31, 2024 represents the Company’s pro-rata share prior to the acquisition.

(4)
As of March 31, 2024, the Company’s investments in Expo and Century Towers were classified as a liability of $4.2 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(5)	As of March 31, 2024, the Company has invested in 24 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2024 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Three Months Ended March 31, 2024 (1)	2024 Full-Year Guidance Range
		Low End	High End	Comments about 2024 Full-Year Guidance

Total NOI from Consolidated Communities	$298,349	$1,206,600	$1,229,600	Includes a range of same-property NOI growth of 0.0% to 2.8%. Includes consolidation of BEXAEW portfolio in March

Management Fees	2,713	9,900	10,900

Interest Expense
Interest expense, before capitalized interest	(55,175)	(226,400)	(224,500)	Updated to reflect investment activity and the unsecured bond offering in the first quarter 2024
Interest capitalized	38	100	300
Net interest expense	(55,137)	(226,300)	(224,200)
Recurring Income and Expenses
Interest and other income	11,175	26,300	27,300	Reflects lower interest income due to lower cash balances
FFO from co-investments	27,143	100,200	102,000	Reflects investment activity through April. Assumes ~$130M in preferred equity redemptions in the second half of the year
General and administrative	(14,630)	(56,700)	(58,700)
Corporate-level property management expenses	(11,731)	(47,200)	(48,200)
Non-controlling interest	(3,199)	(13,500)	(12,500)
Total recurring income and expenses	8,758	9,100	9,900
Non-Core Income and Expenses
Expensed acquisition and investment related costs	(68)	(68)	(68)
Tax expense on unconsolidated co-investments	(49)	(49)	(49)
Realized and unrealized gains on marketable securities, net	3,351	3,351	3,351
Provision for credit losses	(47)	(47)	(47)
Equity income from non-core co-investments	5,870	5,870	5,870
Co-Investment promote income	1,531	1,531	1,531
General and administrative and other, net	(2,541)	(20,000)	(20,000)
Insurance reimbursements, legal settlements, and other, net	42,814	42,814	42,814
Total non-core income and expenses	50,861	33,402	33,402
Funds from Operations (2)	$305,544	$1,032,702	$1,059,602

Funds from Operations per diluted Share	$4.60	$15.53	$15.93

% Change - Funds from Operations	21.1%	1.9%	4.5%

Core Funds from Operations (excludes non-core items)	$254,683	$999,300	$1,026,200

Core Funds from Operations per diluted Share	$3.83	$15.03	$15.43

% Change - Core Funds from Operations	4.9%	0.0%	2.7%

EPS - Diluted	$4.25	$8.04	$8.44

Weighted average shares outstanding - FFO calculation	66,471	66,500	66,500

(1)	All non-core items are excluded from the 2024 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2024 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-13 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2024 Guidance Range (1)
	Three Months
	Ended March 31,	2nd Quarter 2024		Full-Year 2024
	2024	Low	High	Low	High

EPS - diluted	$4.25	$1.30	$1.42	$8.04	$8.44
Conversion from GAAP share count	(0.15)	(0.05)	(0.05)	(0.28)	(0.28)
Impairment loss from unconsolidated co-investments	0.06	-	-	0.06	0.06
Depreciation and amortization	2.38	2.38	2.38	9.52	9.52
Noncontrolling interest related to Operating Partnership units	0.14	0.05	0.05	0.27	0.27
Gain on remeasurement of co-investment	(2.08)	-	-	(2.08)	(2.08)
FFO per share - diluted	$4.60	$3.68	$3.80	$15.53	$15.93

Expensed acquisition and investment related costs	-	-	-	-	-
Tax expense on unconsolidated co-investments	-	-	-	-	-
Realized and unrealized gains on marketable securities, net	(0.05)	-	-	(0.05)	(0.05)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.09)	-	-	(0.09)	(0.09)
Co-Investment promote income	(0.02)	-	-	(0.02)	(0.02)
General and administrative and other, net	0.04	0.09	0.09	0.30	0.30
Insurance reimbursements, legal settlements, and other, net	(0.65)	-	-	(0.64)	(0.64)
Core FFO per share - diluted	$3.83	$3.77	$3.89	$15.03	$15.43

(1)
2024 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-13.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of March 31, 2024
(Dollars in thousands, except for average monthly rent)

Acquisitions			Essex			Total
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Monthly Rent

BEXAEW Portfolio (1)	Various	1,480	100%	EPLP	Mar-24	$251,995	$341	$2,375
	Q1 2024	1,480				$251,995	$341

	2024 Total	1,480				$251,995	$341

(1)
In March 2024, the Company acquired its joint venture partner's 49.9% interest in the BEWAEW portfolio comprising four communities totaling 1,480 apartment homes, for a total purchase price of $505.0 million on a gross basis.

Dispositions			Essex			Total
		Apartment	Ownership			Contract	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first quarter of 2024.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Delinquencies, Operating Statistics, and Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Same-Property Delinquencies - First Quarter 2024 vs. 2023 and Preliminary April 2024				Same-Property Cash Delinquencies as % of Scheduled Rent, by Region

	Preliminary Apr. 2024	1Q24	1Q23		Preliminary Apr. 2024	1Q 2024
Gross delinquencies as % of scheduled rent, excluding rental assistance	1.0%	1.4%	2.4%	Southern California, excl. Los Angeles	0.7%	0.9%
				Northern California, excl. Alameda	0.5%	0.5%
Rental assistance funds as % of scheduled rent (1)	-0.2%	-0.1%	-0.3%	Seattle	0.8%	0.7%
				Los Angeles & Alameda Counties (3)	1.3%	3.1%
Cash delinquencies as % of scheduled rent, including rental assistance (2)	0.8%	1.3%	2.1%	Total Same-Property Portfolio (1)(2)	0.8%	1.3%

(1)
The Company's same-property portfolio received Emergency Rental Assistance payments of $0.2 million and $0.4 million for preliminary April 2024 and the three months ended March 31, 2024, respectively. This compares to $1.1 million for the three months ended March 31, 2023.

(2)	Represents same-property portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements.
(3)	Eviction protections for the city and county of Los Angeles ended on April 1, 2023, and Alameda county protections ended on April 29, 2023.

Same-Property Operating Statistics				Same-Property Revenue Growth with Concessions on a GAAP basis

	Preliminary Apr. 2024	1Q 2024			1Q 2024	1Q 2023
New lease rates (1)	0.3%	0.1%		Reported rental revenue (1)	$409.8	$395.5
Renewal rates (1)	4.3%	3.9%		Straight-line rent impact to rental revenue	(0.1)	0.6
Blended rates	2.7%	2.2%		GAAP rental revenue	$409.7	$396.1

Financial occupancy	96.0%	96.3%		% change - reported rental revenue	3.6%

Same-Property Operating Statistics, Excl. Los Angeles and Alameda Counties (2)				% change - GAAP rental revenue	3.4%

	Preliminary Apr. 2024	1Q 2024
New lease rates (1)	2.2%	1.6%
Renewal rates (1)	4.7%	4.4%
Blended rates	3.8%	3.2%

Financial occupancy	96.4%	96.5%

(1)	Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives.		(1)	Same-property rental revenue reflects concessions on a cash basis.
(2)	Excludes Los Angeles and Alameda counties, which are most impacted by elevated delinquency related turnover, to illustrate the Company's same-property portfolio performance outside of these regions.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

 Data based on Essex Data Analytics forecasts and third-party projections.  Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected for the full-year 2024E as compared to the full-year 2023A.  Rent Forecast: Represents the forecasted change in economic rents for full-year 2024E compared to the full-year 2023A and excludes submarkets not targeted by Essex.   Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (3)         Residential Supply Forecast (1)           2023A     2024E  Market     Total   MF/SF  Supply  Total  Supply as a % of Stock     Multifamily   Supply  Total   MF/SF  Supply  Total  Supply as a % of Stock                       Los Angeles     19,400  0.5%     10,200  16,100  0.4%  Orange County     5,300  0.5%     2,900  4,900  0.4%  San Diego     5,800  0.5%     3,600  5,600  0.4%  Ventura     600  0.2%     500  800  0.3%  Southern California     31,100  0.5%     17,200  27,400  0.4%                       San Francisco     2,200  0.3%     1,600  2,000  0.2%  Oakland     5,300  0.5%     2,400  4,100  0.4%  San Jose     3,900  0.5%     2,800  4,400  0.6%  Northern California      11,400  0.4%     6,800  10,500  0.4%                       Seattle     9,700  0.7%     8,900  11,700  0.9%                       Total/Weighted Avg.         52,200  0.5%     32,900  49,600  0.5%  U.S. Economic Assumptions:  Essex Markets Economic Forecast:     GDP Growth = +1.3%   Job Growth(1) = +1.3% (TTM YOY)   Job Growth(1) = +1.2% (TTM YOY)   Rent Growth(2) = +1.25% (TTM YOY)    Unemployment Rate = 4.2% (Dec’ 24)  ESSEX PROPERTY TRUST, INC.                                2024E Economic and Supply Forecast                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

ESSEX PROPERTY TRUST, INC.

Components to Q1 2024
Same-Property Revenue Growth Outperformance
Based on Midpoint of Guidance

2.5%
0.1%
0.5%
0.5%
3.6%
Guidance Midpoint
Scheduled Rent(1)
Cash Delinquency
Other Income
Reported Same-Property Revenue Growth

Components to Revised Full-Year 2024E
Same-Property Revenue Growth Guidance
Based on Midpoint of Guidance

1.7%
0.4%
0.2%
2.25%
Initial 2024E Guidance Midpoint
Cash Delinquency
Other Income
Revised 2024E Guidance Midpoint

1) Scheduled rent is trending slightly ahead of plan to start the year due to slightly better-than-expected blended rate growth.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  The Company’s same-property revenue outperformance in the first quarter was driven by better-than-expected cash delinquency improvement and strong other income growth.  Blended rate growth is trending slightly ahead of plan to start the year. The Company will revisit its new and renewal rate growth assumptions at mid-year as we progress further into the peak leasing season.   Blended rate growth reflects the weighted average percentage change in similar term lease tradeouts for new and renewal rates, including the impact of leasing incentives.  (1)  ESSEX PROPERTY TRUST, INC.                                Components to First Quarter 2024 and Full-Year 2024E Same-Property Revenue Growth

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended March 31, 2024

Net income available to common stockholders	$272,731
Adjustments:
Net income attributable to noncontrolling interest	12,409
Interest expense, net (1)	55,137
Depreciation and amortization	139,733
Income tax provision	81
Gain on remeasurement of co-investment	(138,326)
Impairment loss from unconsolidated co-investment	3,726
Co-investment EBITDAre adjustments	31,910
EBITDAre	377,401

Realized and unrealized gains on marketable securities, net	(3,351)
Provision for credit losses	47
Equity income from non-core co-investments	(5,870)
Tax expense on unconsolidated co-investments	49
General and administrative and other, net	2,541
Insurance reimbursements and legal settlements, net	(42,814)
Co-investment promote income	(1,531)
Expensed acquisition and investment related costs	68
Adjusted EBITDAre	$326,540

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended March 31, 2024

Interest expense	$55,933
Adjustments:
Total return swap income	(796)
Interest expense, net	$55,137

Immediately Available Liquidity

The Company's immediately available liquidity as of April 29, 2024, consisted of the following:

(Dollars in millions)	April 29, 2024

Unsecured credit facility - committed	$1,235
Balance outstanding	-
Undrawn portion of line of credit	$1,235
Cash, cash equivalents & marketable securities	254
Total liquidity	$1,489

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

March 31,
(Dollars in thousands)	2024

Total consolidated debt, net	$6,552,992
Total debt from co-investments at pro rata share	1,214,610
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	36,038
Pro rata co-investments unamortized premiums, discounts,
and debt issuance costs	4,825
Consolidated cash and cash equivalents-unrestricted	(499,036)
Pro rata co-investment cash and cash equivalents-unrestricted	(40,747)
Marketable securities	(91,295)
Net Indebtedness	$7,177,387

Adjusted EBITDAre, annualized (1)	$1,306,160
Other EBITDAre normalization adjustments, net, annualized (2)	12,098
Adjusted EBITDAre, normalized and annualized	$1,318,258

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.4

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended
	March 31,	March 31,
(Dollars in thousands)	2024	2023

Earnings from operations	$132,359	$187,385
Adjustments:
Corporate-level property management expenses	11,731	11,432
Depreciation and amortization	139,733	136,347
Management and other fees from affiliates	(2,713)	(2,765)
General and administrative	17,171	15,311
Expensed acquisition and investment related costs	68	339
Casualty loss	-	433
Gain on sale of real estate and land	-	(59,238)
NOI	298,349	289,244
Less: Non-same property NOI	(11,990)	(11,266)
Same-Property NOI	$286,359	$277,978

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and suppemental indenture dated March 14, 2024, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company's Form 8-K, filed on March 14, 2024. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2024, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2024 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

Annualized
(Dollars in thousands)	Q1 '24 (1)

NOI	$1,193,396
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	(5,404)
Adjusted Total NOI	1,187,992
Less: Encumbered NOI	(89,053)
Unencumbered NOI	$1,098,939

Encumbered NOI	$89,053
Unencumbered NOI	1,098,939
Adjusted Total NOI	$1,187,992

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4